UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 30, 2013

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Property Acquisition

As previously disclosed, on September 3, 2013, Moody National REIT I, Inc. (the “Company”) entered into an Agreement of Purchase and Sale relating to the acquisition of a Hampton Inn hotel property located in Austin, Texas (the “Austin Hotel”) from Sethi Family Trust dated October 1, 1998 and Kapil D. Prashar and Sadhana Prashar, each an unaffiliated third-party seller (collectively, “Seller”).

The 123-suite Austin Hotel was built in 1997 and extensively renovated in 2012. The Austin Hotel is located approximately six miles from Austin-Bergstrom International Airport and is just minutes from downtown Austin. Austin is the 11th-largest city in the United States. According to the Census Bureau, in 2012, the Austin-Round Rock-San Marcos region grew faster than any other large U.S. metropolitan area. In April 2013, Bloomberg.com rated the city of Austin as the country’s No. 1 boomtown. Austin is home to the University of Texas, with over 50,000 students and approximately 24,000 faculty and staff.

On December 30, 2013, the Company, through Moody National Austin-GOVR Holding, LLC, the Company’s wholly-owned subsidiary (“Moody Holding”), acquired fee simple title to the Austin Hotel from Seller for an aggregate purchase price of $15,410,000, excluding acquisition costs. The Company financed the purchase price for the Austin Hotel with (1) proceeds from the Company’s ongoing public offering and (2) a mortgage loan secured by the Austin Hotel with an original principal amount of $11,500,000 (the “Property Loan”) from Ladder Capital Finance, LLC (“Lender”). See Item 2.03 of this Current Report on Form 8-K for additional discussion of the Property Loan. In connection with the acquisition of the Austin Hotel, the Company’s advisor earned an acquisition fee of $231,150 and a debt financing fee of $115,000.

Management and Leasing of the Property

In connection with the acquisition of the Austin Hotel, the Company formed a taxable REIT subsidiary (the “TRS”). Upon the closing of the acquisition of the Austin Hotel, Moody Holding and Moody National Austin-GOVR MT, LLC, a wholly-owned subsidiary of the TRS (“Master Tenant”), entered into a Hotel Lease Agreement pursuant to which Moody Holding leases the Austin Hotel to Master Tenant (the “Hotel Lease”). The Hotel Lease provides for a ten-year lease term, provided that Moody Holding may terminate the Hotel Lease upon 45 days prior written notice to Master Tenant in the event that Moody Holding contracts to sell the Austin Hotel to a non-affiliated entity, effective upon the consummation of such a sale of the Austin Hotel. Pursuant to the Hotel Lease, Master Tenant will pay an annual base rent of $1,700,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term, and will be adjusted every five years thereafter until the Hotel Lease is terminated. In addition to an annual base rent, Master Tenant will pay an annual percentage rent in an amount equal to (1) a fixed percentage of the Austin Hotel’s gross revenues for the previous year, minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term, and will be adjusted every five years thereafter until the Hotel Lease is terminated.

Master Tenant has entered into a Franchise Agreement (the “Franchise Agreement”) with Hampton Inns Franchise LLC (“Hampton”), pursuant to which Hampton grants Master Tenant a limited, non-exclusive license to, in connection with the operation of the Austin Hotel, use the (1) “Hampton Inn” brand and certain other service marks, copyrights, trademarks, trade dress, logos, insignia, emblems, symbols and designs, and (2) standards, programs and procedures of the Hampton hotel “System” (as defined in the Franchise Agreement). The Franchise Agreement has a fifteen year term, subject to earlier termination pursuant to the terms of the Franchise Agreement. Pursuant to the Franchise Agreement, the Master Tenant pays Hampton a monthly program fee equal to four percent (4%) of the Austin Hotel’s Gross Rooms Revenue (as defined in the Franchise Agreement) and a monthly royalty fee equal to six percent (6%) of the Austin Hotel’s Gross Rooms Revenue.

Moody National Hospitality Management, LLC, an affiliate of the Company (“Property Manager”), manages the Austin Hotel pursuant to a Hotel Management Agreement between Property Manager and Master Tenant (the “Management Agreement”). Pursuant to the Management Agreement, Master Tenant will pay Property Manager a monthly base management fee in an amount equal to 3.0% of the Austin Hotel’s gross operating revenues (as defined in the Management Agreement) for the previous month. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, Property Manager will receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the consumer price index. In addition, Property Manager is eligible to receive additional fees for technical, procurement or other services Property Manager provides for the Austin Hotel to the extent Master Tenant requests that Property Manager provide such services. The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year terms unless Property Manager or Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term. In the event that Master Tenant terminates the Management Agreement for any reason other than Property Manager’s default, Master Tenant will pay Property Manager a termination fee equal to the base management fee estimated to be earned by Property Manager for the remaining term of the Management Agreement, as adjusted for inflation and other factors. Notwithstanding the foregoing, so long as the Property Loan remains outstanding, Master Tenant may terminate the Management Agreement at any time upon thirty (30) days prior notice with or without cause, and no termination fee will be paid in connection with such termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan Agreement

In connection with the acquisition of the Austin Hotel, Moody Holding borrowed $11,500,000 from Lender pursuant to the Loan Agreement by and between Moody Holding and Lender (the “Loan Agreement”). The Property Loan is evidenced by a Promissory Note made by Moody Holding in favor of Lender (the “Note”).

The entire unpaid principal balance of the Property Loan and all accrued and unpaid interest thereon and all other amounts due under the Loan Agreement and the related loan documents will be due and payable in full on January 6, 2024 (the “Maturity Date”). Interest on the outstanding principal balance of the Property Loan will accrue at a per annum rate equal to 5.426%. In the event that, and so long as, any event of default has occurred and is continuing under the Property Loan, the outstanding principal balance of the Property Loan and any unpaid interest thereon will bear interest at a per annum rate equal to the lesser of (1) the highest interest rate permitted by applicable law and (2) 10.426%. In addition, in the event that any principal, interest or any other amount due under the Property Loan is not paid when due, Moody Holding will pay upon demand by Lender a late charge in an amount equal to the lesser of (1) 5.0% of the amount of the overdue payment and (2) the maximum amount payable pursuant to applicable law. Moody Holding may, upon at least thirty (30) days prior written notice to Lender, prepay the outstanding principle balance, plus all accrued interest and other amounts due, in full (but not in part) without payment of any penalty or premium on any business day following the date that is three months prior to the Maturity Date. Any other voluntary prepayment of the Property Loan will be subject to a prepayment penalty calculated in accordance with the Loan Agreement.

The performance of the obligations of Moody Holding under the Property Loan are secured by, among other things, (1) a security interest in the Austin Hotel and other collateral granted to Lender by Moody Holding pursuant to a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”), (2) the

subordination in all respects of the Hotel Lease and all of the rights of Master Tenant under the Hotel Lease to the terms and conditions of the Loan Agreement, the Deed of Trust and the other loan documents and the liens created by the Deed of Trust and the other loan documents in favor of Lender, pursuant to a Master Lease Subordination and Attornment Agreement, and (3) an assignment of all of Master Tenant’s right, title and interest in and to the Management Agreement and the subordination of all of Property Manager’s right to receive management fees and other rights and interests with respect to the Austin Hotel to the liens and interests of Lender pursuant to an Assignment of Management Agreement and Subordination of Management Fees.

Brett C. Moody, the Company’s Chief Executive Officer, President and Chairman of the Board, has agreed to unconditionally guarantee the payment to Lender of, and to indemnify Lender from and against, any and all liabilities, losses, damages, costs and expenses, claims and judgments, of any kind, which may be imposed upon or incurred by Lender as a result of, among other events: (1) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity (defined below), the Deed of Trust or any other loan document concerning environmental laws or hazardous materials, (2) material physical waste of the Austin Hotel, (3) the commission of a criminal act by Moody Holdings, Master Tenant or Mr. Moody or any other guarantor of the Property Loan, (4) any action by Moody Holding, Master Tenant or Mr. Moody or any other guarantor of the Property Loan that constitutes intentional material misrepresentation or gross negligence, and (5) the breach of certain representations and provisions of the Loan Agreement and other loan documents. In addition, Mr. Moody has agreed that Moody Holding’s obligations with respect to the Property Loan will become fully recourse to Mr. Moody as guarantor in the event that, among other things, (1) the first monthly payment due under the Note is not paid in full when due, (2) Moody Holding, Master Tenant, Mr. Moody or any other any guarantor or any of their affiliates engages in any action constituting fraud or willful misconduct in connection with the Austin Hotel or the Property Loan, (3) the termination, cancellation, or surrender of the Master Lease without Lender’s prior written consent, or (4) Moody Holding or Master Tenant files a voluntary petition under any federal, state or local bankruptcy or insolvency law, consents to or joins any involuntary petition filed by any other person under any other federal, state, local bankruptcy or insolvency law, or makes an assignment for the benefit of creditors.

Pursuant to an Environmental Indemnity Agreement (the “Environmental Indemnity”), Moody Holding and Mr. Moody (collectively, the “Indemnitors”) have agreed to jointly and severally indemnify and hold harmless Lender and its officers, directors, employees and agents, from and against any losses, damages, costs, claims, suits or other liabilities of any nature that Lender may suffer or incur as a result of, among other things, (1) any presence of any hazardous substances at the Austin Hotel or release of hazardous substances from the Austin Hotel, (2) any activity by the Indemnitors or their respective affiliates or any tenant or occupant of the Austin Hotel in connection with any treatment, storage, release, removal, handling, transfer or transportation to or from the Austin Hotel of any hazardous substances, (3) any non-compliance or violations of any environmental laws or permits in connection with the Austin Hotel or its operations, and (4) any breach by the Indemntitors of any representation, warranty, covenant or other obligation relating to environmental laws or hazardous substances under the Environmental Indemnity, the Loan Agreement or any other loan document.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: January 6, 2014	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President